Exhibit (11) under N-1A
                                                Exhibit 23 under Item 601/Reg SK



                              ARTHUR ANDERSEN & CO.

                            Pittsburgh, Pennsylvania







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 28 to Form N-1A Registration Statement of Intermediate Municipal Trust, of our report dated July 7, 1997, on the financial statements as of May 31, 1997, of Federated Intermediate Municipal Trust and Federated Pennsylvania Intermediate Municipal Trust (the two portfolios comprising the Intermediate Municipal Trust), included in or made a part of this registration statement.



By: /s/ARTHUR ANDERSEN & CO.
ARTHUR ANDERSEN & CO.


Pittsburgh, Pennsylvania,
July 21, 1997